Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-11 of Proinvest Realty Fund, LLC of our report dated June 22, 2007, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ HEIN & ASSOCIATES LLP
Dallas, TX
November 16, 2007